Exhibit 31.1

Certification of Chief Executive Officer
of Periodic Report Pursuant to Rule 13a-14(a) and Rule 15d-14(a)

I, David Lorber, certify that:

1) I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of PhenixFIN Corporation;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 27, 2023

/s/ David Lorber
David Lorber
Chief Executive Officer
(Principal Executive Officer)